Exhibit 99.1

                         Report of Independent Auditors

The Board of Directors and Shareholders
Eagle Financial Corp.:

We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows of Eagle Financial Corp. for the year ended September 30, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations, shareholders' equity and cash flows of Eagle Financial Corp. for the year ended September 30, 1992, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Hartford, Connecticut
October 29, 1992


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